Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 20, 2024, relating to the financial statements of ZEEKR Intelligent Technology Holding Limited, appearing in the Registration Statement on Form F-1(No. 333-275427) of ZEEKR Intelligent Technology Holding Limited for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form F-1 including amendments (No. 333-275427) incorporated by reference in this Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Hangzhou, China

May 10, 2024